SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2015

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Vectren Corporation (the Company) announced that its subsidiary, Vectren Utility Holdings, Inc., has priced $200 million of its senior unsecured notes to be issued in three tranches of 20, 30, and 40 years. The Company also announced that its subsidiary, Vectren Capital, Corp., has priced $150 million of its senior unsecured notes to be issued in two tranches of seven and 15 years. The notes were sold to various institutional investors through the private placement market. Subject to the satisfaction of customary closing conditions, the notes will be issued on or about December 15, 2015.  A copy of the press release containing more information about the pricing is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby furnishing cautionary statements identifying important factors that could cause actual results of the Company and its subsidiaries, including Vectren Utility Holdings, Inc., to differ materially from those projected in forward-looking statements of the Company and its subsidiaries made by, or on behalf of, the Company and its subsidiaries.  These cautionary statements are attached as Exhibit 99.2.

Item 9.01  Exhibits

 (d) Exhibits

Exhibit Number	Description

99.1	Vectren Utility Holdings, Inc. and Vectren Capital, Corp. Price $200 Million and $150 Million, respectively, of Senior Unsecured Notes
99.2	Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC
May 12, 2015

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

The following Exhibits are filed as part of this Report to the extent described in Item 8.01:

Exhibit Number	Description

99.1	Vectren Utility Holdings, Inc. and Vectren Capital, Corp. Price $200 Million and $150 Million, respectively, of Senior Unsecured Notes
99.2	Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995